Exhibit 2.2

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

1391 Timberlake Manor Pkwy Chesterfield, MO 63017 314-292-2000 | bunge.com

Viterra Limited
c/o Viterra B.V.
Blaak 31
3011 GA Rotterdam, Netherlands
Attn:    Peter Mouthaan, Chief Financial Officer
Email:    [***]

Venus Investment Limited Partnership
750 Pandora Ave
Victoria, British Columbia, Canada
V8W 0E4
Attn:    Lincoln Webb
Email:
[***]
[***]

Danelo Limited & the Viterra Employee Benefit Trust
Baarermattstrasse 3, PO Box 6341
Baar
Switzerland
Attn:    Shaun Teichner
    John Burton
Email:
[***]
[***]

CPPIB Monroe Canada, Inc.
One Queen Street East, Suite 2500
Toronto, ON M5C 2W5
Email:
[***]

Re:    Transaction Expenses, Integration Expenses and Sustaining Capital Expenditures

To Viterra and the Designated Sellers:

Reference is made to that certain Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of June 13, 2023, by and among (i) Bunge Limited (“Bunge”), (ii) Viterra Limited (“Viterra”), (iii) Danelo Limited, (iv) CPPIB Monroe Canada, Inc., (v) Venus Investment Limited Partnership and (vi) Ocorian Limited, as trustee of the Viterra Employee Benefit Trust (each of (iii)–(vi), a “Seller,” and collectively, “Sellers”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Business Combination Agreement.
This letter agreement reflects the parties’ mutual agreement and understanding of the allocation and treatment of certain costs and expenses under the Business Combination

Agreement. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

(A)     Integration Expenses. In connection with the parties’ respective rights and obligations under the Business Combination Agreement, the parties hereby acknowledge and agree that under the Business Combination Agreement:

1. “Danube Integration Expenses” shall mean, without duplication, (a) those costs and expenses set forth on Exhibit A of this letter agreement that have been incurred by Danube and the Designated Sellers, as applicable, on or prior to December 31, 2023 and (b) the costs and expenses (including the identity of the third-party service provider engaged in connection with the provision of goods or services underlying such costs and expenses) in any of the categories set forth on Exhibit B of this letter agreement, in each case, as such exhibits may be updated or amended by mutual written agreement of Amazon and Danube from time to time. Costs and expenses set forth in Exhibit B may exclude VAT and reimbursable third-party out-of-pocket expenses of the service providers named therein with respect to their Danube Integration Expenses, but for avoidance of doubt, such related VAT and out-of-pocket expenses shall be considered as Danube Integration Expenses.
2.From and after the last day of the first full month beginning after the date of this letter agreement (such day together with each subsequent monthly anniversary of such date, each an “Expense Reporting Date”) and continuing until the earliest to occur of (a) the Closing, (b) the date that the Business Combination Agreement is validly terminated in accordance with its terms or (c) the date that Amazon and the Designated Sellers mutually agree in writing to terminate the obligations contained in this Section 2 (the “Expense Reporting Termination Date”):
(i)     within seven (7) Business Days after each Expense Reporting Date, Danube shall (x) provide, or cause to be provided, to Amazon written notice and reasonable supporting evidence of (A) the aggregate amount of all Danube Integration Expenses incurred on or prior to such Expense Reporting Date and (B) a good faith estimate of all proposed Danube Integration Expenses expected to be incurred during the two-month period following the applicable Expense Reporting Date (each such written notice, a “Proposed Expense Report”) and (y) promptly respond to any reasonable questions from Amazon relating thereto; and

(ii)    Amazon and Danube shall: (A) in good faith review and discuss each Proposed Expense Report, including with respect to the identification of any potential Danube Integration Expenses that are unrelated to the

Transactions (or the integration of Danube and Amazon following the consummation of the Transactions); and (B) following such good faith review and discussion, use reasonable efforts to mutually agree on (y) the amount of expenses identified pursuant to clause (A) above, if any, to be excluded from the calculation of Danube Integration Expenses, and (z) any new expense category (including the third-party service provider engaged in connection with the provision of goods or services underlying such new expense category) not set forth on Exhibit B. For the avoidance of doubt, any expenses included on a Proposed Expense Report which are not mutually agreed to be excluded pursuant to clause (y) above shall be deemed Danube Integration Expenses and, in the event that Amazon and Danube do not mutually agree on (1) the exclusion of any expenses pursuant to clause (y) above, Viterra and the Sellers shall terminate the services relating to such expenses going forward (which expenses, for the avoidance of doubt, may not appear on any future Proposed Expense Reports unless otherwise agreed to by Amazon), or (2) any new expense category proposed to be set forth on Exhibit B, Exhibit B shall not be updated or amended.

3.(a) Danube Integration Expenses shall not constitute (i) Danube Transaction Expenses or (ii) Danube Leakage under any prong of the definition thereof, (b) for the avoidance of doubt, all Danube Transaction Expenses (excluding, for the avoidance of doubt, Danube Integration Expenses) shall constitute Danube Leakage, subject to the exclusions for reimbursable Danube Transaction Expenses contained in the definition of Danube Permitted Leakage, (c) Danube shall pay, or cause to be paid, all Danube Integration Expenses with cash-on-hand on an as-incurred basis and (d) in the event Closing does not occur, all Danube Integration Expenses in excess of $5 million, in the aggregate, shall be reimbursed or otherwise paid by Amazon.
(B)     Sustaining CapEx. Section 6.3(j) of the Business Combination Agreement shall be amended and restated in its entirety as follows:
“(j) make any new capital expenditure or expenditures, or commit to do so, except (i) in the ordinary course of business, (ii) in respect of any specific capital expenditures described on Section 6.3(j) of Amazon Disclosure Letter or (iii) for sustaining capital expenditures that do not exceed $480 million per year or (iv) for expansionary capital expenditures that, together with the acquisitions subject to the same exception in Section 6.3(c), do not exceed $500 million per year, with each “per year” reference in this Section 6.3(j) meaning the twelve (12) consecutive prior months on a rolling basis; or”
(C)     Miscellaneous. Sections 10.1, 10.4, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15 of the Business Combination Agreement are hereby incorporated by reference and shall apply to this letter agreement, mutatis mutandis. The parties acknowledge and agree that this letter agreement amends the Business Combination Agreement pursuant to Section 10.1 thereof and that, except as expressly contemplated hereby, the Business Combination Agreement shall not be deemed amended or modified by this letter agreement and shall remain in full force and effect. All references in the Business Combination Agreement (and in the agreements contemplated thereby) to the Business Combination Agreement shall refer to the Business Combination Agreement as amended hereby. Each party hereto represents and warrants that it has full authority and all necessary approvals to execute this letter agreement under such party’s organizational and governing documents. To the extent any conflict exists between this letter agreement and the terms set forth in the Business Combination Agreement, the terms of this letter agreement shall apply.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this letter agreement as of the date written below.

Date: April 10, 2024

Sincerely,

BUNGE GLOBAL SA

By    /s/ Joseph Podwika
Name:     Joseph Podwika
Title:     Chief Legal Officer

[Signature Page to Letter Agreement]

Agreed and accepted:

VITERRA LIMITED
By /s/ Markus Walt
Name:    Markus Walt
Title:    Director
DANELO LIMITED
By /s/ John Burton
Name:    John Burton
Title:    Director
CPPIB MONROE CANADA, INC.
By /s/ Bruce Hogg
Name:    Bruce Hogg
Title:    Authorized Signatory
By /s/ David Chambers
Name:    David Chambers
Title:    Authorized Signatory
VENUS INVESTMENT LIMITED PARTNERSHIP by its general partner VENUS INVESTMENT GP INC.
By /s/ Lincoln Webb
Name:    Lincoln Webb
Title:    Director
[Signature Page to Letter Agreement]

Exhibit A

Danube Integration Expenses (incurred as of December 31, 2023)

[***]

Exhibit B

Categories and Third Party Service Providers

[***]